UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 23, 2016

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, the Board of Directors of Hormel Foods Corporation (the Company) received notice of the upcoming retirement of Jody H. Feragen, who will retire as Executive Vice President and Chief Financial Officer, and as a member of the Board of Directors, effective October 30, 2016.  The Board of Directors then elected James N. Sheehan to be the Company’s next Senior Vice President and Chief Financial Officer, effective October 31, 2016.

On March 29, 2016, Sheehan, age 60, was elected to the position of Vice President and Chief Accounting Officer, effective May 30, 2016.  In this role, he is responsible for financial policies, internal controls, Sarbanes-Oxley Section 404 compliance and financial reporting, as well as the general accounting, cost, and business unit accounting functions of the Company.  He also oversees the information technology organization.  Prior to being named to this position, Sheehan was named Treasurer of the Company in 1999 and has served as Vice President and Controller for the past 16 years.

Sheehan has no family relationships with any member of the Board or any other executive officer of the Company, and is not a party to any transaction with the Company or any subsidiary of the Company.  Sheehan and the Company have not entered into any employment agreement in connection with his election as Senior Vice President and Chief Financial Officer.

A press release announcing Ms. Feragen’s retirement and Mr. Sheehan’s election is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)                 Exhibits furnished pursuant to Item 5.02

99       Press release issued May 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: May 25, 2016	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board and
Chief Executive Officer

Dated: May 25, 2016	By	/s/ JODY H. FERAGEN
JODY H. FERAGEN
Executive Vice President
and Chief Financial Officer